Exhibit 99.3
REDDING BANK OF COMMERCE
CHANGE IN CONTROL AGREEMENT
FOR PATRICK J. MOTY
THIS CHANGE IN CONTROL AGREEMENT (the “Agreement”) is made and entered into effective December 20, 2005, by and between REDDING BANK OF COMMERCE, a California corporation (the “Bank”), and PATRICK J. MOTY (the “Executive”).
INTRODUCTION
The Bank, desiring to encourage the Executive to remain as an employee, is desirous of providing benefits to the Executive as are specifically set forth in this Change In Control Agreement. The Bank will pay such benefits from its general assets.
Article 1
Definitions
1. Definitions: Whenever used in this Agreement, the following words and phrases shall have the meanings specified hereinafter:
1.1 “Change In Control” means a merger or a consolidation where either Redding Bank of Commerce or its parent Bank of Commerce Holdings (the “Bank”) is not the surviving entity, or in the event of a transfer of all or substantially all of the assets of the Bank, or in the event of a change in control whereby any one person or entity acquires or beneficially owns more than fifty percent (50%) of the Bank’s outstanding capital stock or whereby upon any merger, consolidation, transfer or sale, the Board of Directors of Bank is not controlled by individuals who, prior to such merger, consolidation, transfer or sale, were members of the Board of Directors of Bank.
1.2 “Early Termination” means the Termination of Employment of the Executive before Normal Retirement Age and within six (6) months following a Change In Control.
1.3 “Early Termination Date” means the month, day and year in which Early Termination occurs.
1.4 “Executive Beneficiary” means the beneficiary designated by Executive pursuant to Article 3.1.
1.5 “Diminution in Salary or Job Duties” means that following a Change In Control the Executive within twelve (12) months of the Change In Control has the Executive’s salary diminished or the Executive’s job duties are materially diminished.
1.6 “Termination for Cause” As defined in Article 5.
Article 2
Change of Control Benefits
2.1 Upon a Change In Control and in the event of an Early Termination or Diminution in Salary or Job Duties, the Bank shall pay to the Executive the benefits described in this Section 2.1 as follows:
2.1.1 Amount of Benefit. The benefits to be received by the Executive shall be that dollar amount equal to one (1) year’s salary at that salary rate being paid to Executive at the time of the Change In Control together with an amount equal to one (1) year’s profit sharing, with the amount of such profit sharing payment to be that amount which is the average profit sharing received by the executive for the prior three (3) years.
Executive shall also receive, at the Bank’s expense, a continuation of health benefits then being provided to Executive for a period of one (1) year. The benefits set forth in this Article 2.1.1 are hereinafter referred to as the “2.1.1 Benefits.”

2.1.2 Payment of Benefits. The Bank shall pay the 2.1.1 Benefits to the Executive in twelve (12) equal monthly installments payable on the first day of each month commencing with the month following that month in which the Executive becomes entitled to receive the 2.1.1 Benefits.
2.1.3 Excess Parachute Payment. Notwithstanding any provision contained in this Change In Control Agreement to the contrary, the Bank shall not pay any benefit under this Agreement to the extent such benefit would create an excise tax under the excess parachute rules of Section 280(g) of the Internal Revenue Code.
Article 3
Benefits on Termination Without Cause
3.1 In the event that Executive is terminated by the Bank not in the event of an Early Termination and not as a Termination for Cause, the Bank shall pay to Executive the benefit described in this Section 3.1 as follows:
3.1.1 Amount of Benefit. The benefits to be received by the Executive shall be that dollar amount equal to six (6) month’s salary at that salary rate being paid to Executive at the time of the termination, together with an amount equal to one-half (1/2) year’s profit sharing with the amount of such profit sharing payment to be that amount which is the average profit sharing received by the Executive for the prior three (3) years.
Executive shall also receive, at the Bank’s expense, a continuation of health benefits then being provided to Executive for a period of six (6) months. The benefits set forth in this Article 3.1.1 are hereinafter referred to as the “3.1.1 Benefits.”
3.1.2 Payment of Benefits. The Bank shall pay the 3.1.1 Benefits to the Executive in six (6) equal monthly installments payable on the first day of each month commencing with the month following that month in which the Executive becomes entitled to receive the 3.1.1 Benefits.
3.1.3 Excess Parachute Payment. Notwithstanding any provision contained in this Change In Control Agreement to the contrary, the Bank shall not pay any benefit under this Agreement to the extent such benefit would create an excise tax under the excess parachute rules of Section 280(g) of the Internal Revenue Code.
Article 4
Beneficiaries
4.1 Beneficiary Designations. In the event that the Executive shall die before receiving the entire 2.1.1 or 3.1.1 Benefits, the remainder of the 2.1.1 or 3.1.1 Benefits shall be paid to the Executive Beneficiary. Such payment shall continue as provided in Section 2.1.2 hereof until the full 2.1.1 or 3.1.1 Benefits have been paid to the Executive Beneficiary.
The Executive shall designate a beneficiary (“Executive Beneficiary”) by filing a written beneficiary designation with the Bank. The Executive may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Executive and received by the Bank during the Executive’s lifetime.
The Executive’s beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Executive, or if the Executive names a spouse as beneficiary and the marriage is subsequently dissolved. If the executive dies without a valid beneficiary, all payments which would have been paid to Executive Beneficiary shall be made to the Executive’s estate.
4.2 Facility of Payment. If a benefit is payable to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of his or her property, the Bank may pay the benefit to the guardian, legal representative or person having the care or custody of such minor, incapacitated person or incapable person. The Bank may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Bank from all liability with respect to such benefit.

Article 5
General Limitations
5.1 Termination for Cause. Notwithstanding any provision of this Agreement to the contrary, the Bank shall not pay a benefit under this Agreement if the Bank or its successor following a Change of Control terminates the Executive’s employment for:
(a) Habitual intemperance or drug addiction or abuse;
(b) Commission of a felony, or acts involving moral turpitude;
(c) Acts which cause detrimental publicity for the Bank;
(d) Habitual neglect of duty, willful or gross negligence in carrying out the activities for which employed, including negligence or neglect in carrying out the directions of the Board of Directors, or willful breach of the obligations of Executive to the Bank, including persistent, malfeasance, misfeasance or nonfeasance in connection with the performance of Executive’s duties.
Article 6
Claims and Review Procedures
6.1 Claims Procedure. The Bank shall notify any person or entity that makes a claim for the Benefit under this Agreement (the “Claimant’) in writing, within ninety (90) days of Claimant’s written application for benefits, of his or her eligibility or non-eligibility for the Benefit under this Agreement. If the Bank determines that the Claimant is not eligible to receive the Benefit, the notice shall set forth (1) the specific reasons for such denial, (2) a specific reference to the provisions of this Agreement on which the denial is based, (3) a description of any additional information or material necessary for the Claimant to perfect his or her claim, and a description of why it is needed, (4) an explanation of this Agreement’s claims review procedure and other appropriate information as to the steps to be taken if the Claimant wishes to have the claim reviewed, and (5) a time within which review must be requested. If the Bank determines that there are special circumstances requiring additional time to make a decision, the Bank shall notify the Claimant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional ninety (90) days.
6.2 The Review Procedure. If the Claimant is determined by the Bank not to be eligible for Benefit, or if the Claimant believes that he or she is entitled to greater or different Benefit, the Claimant shall have the opportunity to have such claim reviewed by the Bank by filing a petition for review with the Bank within sixty (60) days after receipt of the notice issued by the Bank. Said petition shall state the specific reasons which the Claimant believes entitle him or her to benefits or to greater or different benefits. Within sixty (60) days after receipt by the Bank of the petition, the Bank shall afford the Claimant (and counsel, if any) an opportunity to present his or her position to the Bank verbally or in writing, and the Claimant (or counsel) shall have the right to review the pertinent documents. The Bank shall notify the Claimant of its decision in writing within the sixty (60) day period, stating the basis of its decision, written in a manner calculated to be understood by the Claimant and the specific provisions of the Agreement on which the decision is based. If, because of the need for a hearing, the sixty (60) day period is not sufficient, the decision may be deferred for up to another sixty (60) days at the election of the Bank, but notice of this deferral shall be given to the Claimant. In the event that a Claimant or the Bank disagree with results of this review procedure their disagreement shall be resolved pursuant to Article 6 hereof.

Article 7
Negotiation, Mediation and Arbitration
7.1 Negotiation and Mediation. The parties will attempt in good faith to resolve promptly any dispute, controversy, or claim arising out of or relating to this Agreement or any claimed breach thereof not resolved by the Claims and Review Procedures of Article 5 of this Agreement, by direct negotiation between principals of the parties who have authority to settle the controversy. To facilitate such negotiations, it is agreed that a disputing party shall give the other party written notice of the dispute providing reasonable particularity with respect to all issues deemed to be controverted or disputed. Within ten (10) days after such notice is given, the principals of the parties shall meet at a mutually acceptable time and place, and thereafter as often as those individuals reasonably deem necessary to exchange relevant information and attempt to resolve all disputes.
If the disputes have not been resolved by negotiation within thirty (30) days after the disputing party gives notice, or if the party receiving notice declines to meet, either party may initiate mediation of the controversy, claim or dispute in accordance with the following mediation provisions. Upon failure of the negotiations as set forth above, the parties to this contract agree to mediate any dispute, controversy or claim arising out of this Agreement prior to resorting to arbitration as hereinafter provided. Mediation is a process in which parties attempt to resolve a dispute by submitting it to an impartial, neutral mediator who is authorized to facilitate the resolution of the dispute, but who is not empowered to impose a settlement on the parties. The parties shall attempt to mutually agree upon an impartial mediator, which mediator shall be appointed jointly and compensated equally by the parties. In the event the parties are unable to agree on an impartial mediator, then and in that event each party shall submit to the other a list with five (5) names of attorneys or retired judges who practice in Northern California, and who have no ongoing professional or business relationship with either of the parties. From the lists, the parties shall alternately, beginning with the Bank, cross unacceptable names from the list until such time as two (2) potential mediators remain. The potential remaining mediators shall then be contacted to determine if they are available and willing to act as mediator. In the event that both are willing and able to act as mediator, the mediator shall be chosen alphabetically, with the mediator’s last name serving as the alphabetical basis for choice. Should none of the original list of mediators be available, new lists shall be prepared and the process again undertaken.
7.2 Arbitration. Following mediation or in the event that for any reason no mediation has been held, any and all remaining disputes, controversies or claims must be resolved by binding arbitration as hereinafter set forth. If a party commences an arbitration based on a dispute or claim as to which this section applies, without first attempting to resolve the matter through mediation as above provided, then and in that event, such party shall not be entitled to recover attorney’s fees, costs or expert fees, even if they would otherwise be available to that party in any such arbitration.
Executive and Bank agree that any dispute, controversy or claim, in law or equity, arising between themselves out of this Salary Continuation Agreement or the employment or termination of Executive which is not settled through mediation must be decided by neutral binding arbitration and not by court action, except as provided by California Law for Judicial Review of Arbitration Proceedings. Arbitration shall be conducted under and pursuant to the provisions of California Code of Civil Procedure § 1280, et seq., including the provisions of § 1283.05, as are in effect at the time of the arbitration, and judgment may be entered on the award as therein provided.
If any party refuses or neglects to appear at or participate in arbitration after reasonable notice, the arbitrator may decide the controversy in accordance with whatever evidence is presented by the party or parties who do participate. The arbitrator may award any remedy that is just and equitable in the arbitrator’s opinion. The arbitrator shall award to the prevailing party or parties such sums as are proper to compensate for the time, expense, and trouble of arbitration, including arbitration fees, attorney fees and costs, and expert fees.
Except as awarded by the arbitrator as hereinabove set forth, all fees to the arbitrator shall be paid in equal shares by the parties to the arbitration.
Article 8
Amendments, Termination and Notice
This Agreement may be amended or terminated only by a written agreement signed by the Bank and the Executive. Notwithstanding the preceding, the Bank may amend or terminate this Agreement at any time if, pursuant to legislative, judicial or regulatory action, continuation of this Agreement would: (i) cause benefits to be taxable to the Executive prior to actual receipt; or (ii) result in significant financial penalties or other significantly detrimental ramifications to the Bank (other than the financial impact of paying any provided benefits).
In the event that Executive, for any reason, voluntarily terminates his or her employment with the Bank, Executive agrees that he or she shall provide not less than sixty (60) days prior written notification of such termination to Bank.
Article 9
Miscellaneous
9.1 Binding Effect. This Agreement shall bind the Executive and the Bank, and their beneficiaries, survivors, executors, successors, administrators and transferees.
9.2 No Guarantee of Employment. This Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Bank, nor does it interfere with the Bank’s right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive’s right to terminate employment at any time.
9.3 Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.
9.4 Reorganization. The Bank shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm, or person unless such succeeding or continuing company, firm, or person agrees to assume and discharge the obligations of the Bank under this Agreement or unless any such activity would constitute a Change of Control. Upon the occurrence of such event, the term “Bank” as used in this Agreement shall be deemed to refer to the successor or survivor company.
9.5 Tax Withholding. The Bank shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.
9.6 Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of California, except to the extent preempted by the laws of the United States of America.
9.7 Unfunded Arrangement. The Executive and the Executive Beneficiary are general unsecured creditors of the Bank for the payment of benefits under this Agreement. The benefits represent the mere promise by the Bank to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Executive’s life is a general asset of the Bank to which the Executive and Executive Beneficiary have no preferred or secured claim.
9.8 Entire Agreement. This Agreement constitutes the entire agreement between the Bank and the Executive as to the subject matter hereof. No rights are granted to the Executive by virtue this Agreement other than those specifically set forth herein.
9.9 Administration. The Bank shall have powers which are necessary to administer this Agreement, including but not limited to:
(a) Establishing and revising the method of accounting for the Agreement;

(b) Maintaining a record of benefit payments; and
(c) Establishing rules and prescribing any forms necessary or desirable to administer the Agreement.
9.10 Named Fiduciary. The Bank shall be the named fiduciary and plan administrator under this Agreement. It may delegate to others certain aspects of the management and operational responsibilities including the employment of advisors and the delegation of ministerial duties to qualified individuals.
9.11 Attorney’s Fees and Costs. If any action at law or in equity, including arbitration, is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs, and expert witness fees, in addition to any other relief to which that party may be entitled.
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IN WITNESS WHEREOF, the Executive and the Bank have signed this Agreement.

EXECUTIVE:	BANK: BANK OF COMMERCE HOLDINGS

PATRICK J. MOTY	By:

HARRY L. GRASHOFF, JR. Chairman By

DAVID H. SCOTT, Secretary

REDDING BANK OF COMMERCE By:

HARRY L. GRASHOFF, JR. Chairman By:

D.H. SCOTT, Secretary